Exhibit 32.2

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Claire A. Stack, Chief Financial Officer of Midland States Bancorp, Inc. (the “Company”) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2026 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Midland States Bancorp, Inc.

Dated as of: October 29, 2026	By:	/s/	Claire A. Stack
Claire A. Stack
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)